Exhibit 21.1

Subsidiaries of Keurig Dr Pepper Inc.
As of December 31, 2018

Name of Subsidiary		Jurisdiction of Formation
1	234DP Aviation, LLC	Delaware
2	A&W Concentrate Company	Delaware
3	All Sport, LLC	Delaware
4	All Sport Distributing, Inc.	Delaware
5	Americas Beverages Management GP	Nevada
6	Bai Brands LLC	New Jersey
7	Beverages Delaware Inc.	Delaware
8	Big Red, LLC	Texas
9	BR HyDrive, LLC	Texas
10	Core Nutrition, LLC	Delaware
11	DP Beverages Inc.	Delaware
12	DPS Americas Beverages, LLC	Delaware
13	DPS Beverages, Inc.	Delaware
14	DPS Holdings Inc.	Delaware
15	Dr Pepper Snapple Group Employee Relief Fund	Texas
16	Dr Pepper/Seven Up Beverage Sales Company	Texas
17	Dr Pepper/Seven Up Manufacturing Company	Delaware
18	Dr Pepper/Seven Up, Inc.	Delaware
19	G Pure, Inc.	Texas
20	Keurig Corporation Inc.	Delaware
21	Keurig Green Mountain, Inc.	Delaware
22	Keurig Manufacturing Inc.	Delaware
23	Maple Parent Holdings Corp.	Delaware
24	Mott's Delaware LLC	Delaware
25	Mott's LLP	Delaware
26	MSSI LLC	Delaware
27	Nantucket Allserve, LLC	Delaware
28	New Perfection Beverage Co., Inc.	Texas
29	North American Beverages, LLC	Texas
30	Snapple Beverage Corp.	Delaware
31	Splash Transport, Inc.	Delaware
32	The American Bottling Company	Delaware
33	Thomas Kemper Acquisition Co. Inc.	Texas
34	Xyience Beverage Company, LLC	Texas
35	Xyience Contracts Company, LLC	Texas
36	Xyience Supplements Company, LLC	Texas
37	Canada Dry Mott's Inc.	Canada
38	Keurig Canada Inc.	Canada
39	Van Houtte Coffee Services Inc.	Canada
40	Keurig International Sàrl	Luxembourg
41	Bebidas Americas Investments B.V.	Netherlands
42	Keurig Switzerland GmbH	Switzerland
43	Keurig Trading Sàrl	Switzerland
44	Keurig UK Limited	United Kingdom
45	Big Red Mexico S de RL	Mexico
46	Comercializadora de Bebidas, SA de CV	Mexico
47	Keurig Mexico S de RL de CV	Mexico

Exhibit 21.1

Subsidiaries of Keurig Dr Pepper Inc.
As of December 31, 2018

48	Peñafiel Aguas Minerales SA de CV	Mexico
49	Peñafiel Bebidas SA de CV	Mexico
50	Peñafiel Servicios Comerciales, S.A. de C.V.	Mexico
51	Peñafiel Servicios S.A. de C.V.	Mexico
52	Manantiales Penafiel, S.A. de C.V.	Mexico
53	Snapple Beverage de Mexico, S.A. de C.V.	Mexico
54	Green Mountain Electrical Appliances Technical Consulting (Shenzhen) Company Limited	China
55	Green Mountain Hong Kong Limited	Hong Kong
56	Keurig Korea Ltd.	Korea
57	Keurig Malaysia Sdn. Bhd.	Malaysia
58	Keurig Singapore Pte. Ltd.	Singapore
59	Snapple Beverage Corporation Singapore Pte. Ltd.	Singapore